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                                                                 EXHIBIT 5.1
                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 NORTH WATER STREET
                           MILWAUKEE, WI 53202-3590
                                 WWW.GKLAW.COM

PHONE: 414-273-3500                                        FAX: 414-273-5198

                                 April 16, 1999

VIA EDGAR
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ProVantage Health Services, Inc.
13555 Bishops Court, Suite 201
Brookfield, Wisconsin  53005

Ladies and Gentlemen:

     In connection with the registration of 6,095,000 shares of common stock, par value $0.01 per share (the "Shares"), of ProVantage Health Services, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 which was initially filed with the Securities and Exchange Commission (the "Commission") on February 4, 1999 (the "Registration Statement"), you have requested our opinion with respect to the following matters.

     Of the Shares being registered, (i) 5,300,000 Shares are being sold by the Company (the "Primary Shares") and (ii) 795,000 Shares are presently issued and outstanding and will be subject to options to be granted by a certain stockholder named in the Registration Statement to the underwriters named in the Registration Statement to cover over-allotments (the "Option Shares") pursuant to a purchase agreement in the form to be attached as an exhibit to the Registration Statement (the "Purchase Agreement").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, records and papers as we have deemed necessary or appropriate for purposes of this opinion. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company and upon such other documents and data that we have deemed appropriate and, for purposes of this opinion, have assumed that the certificates and other documents to be furnished
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ProVantage Health Services, Inc.
April 16, 1999
Page 2


in connection with the closing of the sale of the Shares will be delivered in the manner presently proposed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     We are not members of the Bar of any jurisdiction other than the State of Wisconsin, and, with your consent, we are opining herein only on the General Corporation Law of the State of Delaware and the laws of the State of Wisconsin. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

     Based on such examination and review, and subject to the foregoing, we are of the opinion that:

     1. The Primary Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Purchase Agreement, will be validly issued, fully paid and non-assessable, subject to Wis. Stat. (S)180.0622(2)(b).

     2. The Option Shares have been duly authorized and validly issued and are fully paid and non-assessable, subject to Wis. Stat.
          (S)180.0622(2)(b).

     Section 180.0622(2)(b) of the Wisconsin Statutes provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof. The Supreme Court of the State of Wisconsin has interpreted the substantially similar predecessor to
(S)180.0622(2)(b) of the Wisconsin Statutes to apply to foreign corporations licensed to do business in Wisconsin.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.